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                                                                   Exhibit 10.35


                             STOCKHOLDERS AGREEMENT

                                  By and Among

                               WebSideStory, Inc.

                   The Founding Stockholders as defined herein

                                       and

                                  The Investors
                                as defined herein



                            Dated as of June 18,1999



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                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made as of this 18th day of June, 1999 by and among WebSideStory, Inc., a California corporation (the "Company"), the stockholders of the Company identified as such on the signature pages hereto (the "Founding Stockholders"), the persons identified on the signature pages hereto as the investors (each, an "Investor" and collectively, the "Investors"), and any other stockholder or optionholder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (the "Other Stockholders"). The Founding Stockholders and the Other Stockholders are herein referred to collectively as the "Stockholders" and individually as a "Stockholder."

     WHEREAS, reference is made to the Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Investors have agreed to purchase shares of Convertible Redeemable Participating Preferred Stock of the Company (the "Convertible Preferred Stock") and shares of Redeemable Preferred Stock (the "Redeemable Preferred Stock");

     WHEREAS, the Convertible Preferred Stock is convertible into shares of Common Stock of the Company ("Common Stock");

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Purchase Agreement; and

     WHEREAS, the parties hereto desire to agree upon the terms upon which the outstanding securities of the Company, now or hereafter outstanding and held by them will be held, transferred and voted.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1 Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.

     Section 1.2 Terms Not Defined. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     Section 1.3 Number of Shares of Stock. Whenever any provision of this Agreement calls for any calculation based on a number of shares of capital stock held by a Stockholder or an Investor, the number of shares deemed to be held by that Stockholder or Investor shall be the total number of shares of Common Stock then owned by the Stockholder or Investor, plus the total number of shares of Common Stock issuable upon the conversion of any Preferred Stock or

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other convertible securities or the exercise of any vested options, warrants or subscription rights then owned by such Stockholder or Investor.

     Section 1.4 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board of Directors" means the Board of Directors of the Company.

     "Common Stock" means the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Company" shall refer to the Company and any successor or successors thereto.

     "Majority Interest" means the Investors holding not less than a majority of the outstanding Shares held by all of the Investors.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

     "Preferred Stock" means the Convertible Preferred Stock, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

     "Qualified Public Offering" has the meaning set forth in the Company's Amended and Restated Articles of Incorporation in effect as of the date hereof.

     "Shares" means (i) with respect to the Investors, the shares of Common Stock subject to acquisition upon the conversion of the Preferred Stock at the relevant time (such number being subject to possible adjustment in accordance with the terms of the Company's Amended and Restated Articles of Incorporation), together with the shares of Common Stock held by the Investors at the relevant time if conversion of any of the Preferred Stock has then occurred, and (ii) with respect to the Stockholders or any Permitted Transferees (as defined in Section 2.1(b) below) thereof, all shares of Common Stock then held by the Stockholders and any Permitted Transferees thereof.


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     "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a transfer, and "transferee" means the recipient of a transfer.

                                   ARTICLE II

                RESTRICTIONS ON TRANSFER; RIGHT OF LAST REFUSAL;
                               CO-SALE PROVISIONS

     Notwithstanding anything herein to the contrary, the following provisions of this Article II shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

     Section 2.1 Restrictions on Transfer. Each Stockholder agrees that he will not, without the prior written consent of a Majority Interest of the Investors, transfer all or any portion of the Shares now owned or hereafter acquired by him, except in connection with, and in compliance with the conditions of, any of the following:

         (a) Transfers effected pursuant to Sections 2.2 and 2.3 in each case made in accordance with the procedures set forth therein;

         (b) Transfers by any Stockholder to his spouse or children or to a trust of which he is the settlor and a trustee for the benefit of his spouse or children; provided, that any such trust or entity does not require or permit distribution of such Shares during the term of this Agreement; and provided further, that the transferee shall have entered into a Joinder Agreement in the form attached as Exhibit A providing that all Shares so transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Stockholder, except that no further transfer shall thereafter be permitted hereunder except in compliance with Sections 2.2 and 2.3;

         (c) Transfers upon the death of any Stockholder to his heirs, executors or administrators or to a trust under his will or Transfers between such Stockholder and his guardian or conservator, provided that the transferee shall have entered into a Joinder Agreement in the form attached as Exhibit A providing that all Shares so transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Stockholder, except that no further transfer shall thereafter be permitted hereunder except in compliance with Sections 2.2 and 2.3; and

         (d) in addition to the Transfers specified in items (a), (b) and (c) above, Transfers by Blaise Barrelet and/or Agnes Barrelet of Ten Million (10,000,000) shares of Common Stock in the aggregate, and Transfers by Michael Christian of Five Hundred Twenty-Five Thousand Four Hundred Fifty-Four (525,454) shares of Common Stock in the aggregate, in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event.


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     Any permitted transferee described in clauses (b) or (c) above shall be referred to herein as a "Permitted Transferee." Anything to the contrary in this Agreement notwithstanding, Permitted Transferees shall take any Shares so transferred subject to all provisions of this Agreement as if such Shares were still held by the transferring Stockholder, whether or not they so agree in writing.

     Section 2.2 Right of Last Refusal. In the event that any of the Stockholders, including any of their Permitted Transferees, receives a bona fide offer to purchase all or any portion of the Shares held by such person (a "Transaction Offer") from a non-Affiliate (the "Offeror"), such Stockholders or Permitted Transferees (a "Transferring Stockholder") may, subject to the provisions of Section 2.3 hereof, transfer such Shares pursuant to and in accordance with the following provisions of this Section 2.2:

         (a) Such Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall notify each of the Investors of his wish to accept the Transaction Offer and otherwise comply with the provisions of this Section 2.2 and, if applicable, Section 2.3 (such notice, the "Offer Notice"). The Transferring Stockholder's Offer Notice shall constitute an irrevocable offer to sell the Shares which are the subject of the Transaction Offer to the Investors, on the basis described below at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Offeror and all relevant information in connection therewith).

         (b) Upon receipt of an Offer Notice, the Investors may elect to accept the offer to sell with respect to all of the Shares subject thereto and shall give written notice of such election to the Transferring Stockholder as provided below. Each Investor shall have the right to offer to purchase up to that number of Shares covered by the Transaction Offer as shall be equal to the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total number of Shares owned by such Investor on the date of the Offer Notice on an as converted basis (including for this purpose any shares of Common Stock issuable upon conversion of the Preferred Stock), and the denominator of which is the total number of Shares then held by all Investors on the date of the Offer Notice also on an as converted basis, subject to increase as hereinafter provided. The number of Shares that each Investor is entitled to purchase under this Section 2.2 as provided in the immediately preceding sentence shall be referred to as its "Pro Rata Fraction." In the event an Investor does not wish to purchase its Pro Rata Fraction, then any Investors who so elect to purchase shall have the right to offer to purchase, on a pro rata basis with any other Investors who so elect, any Pro Rata Fraction not purchased by such Investor.

     Each Investor shall have the right to accept the Transaction Offer by giving notice of such acceptance to the Transferring Stockholder as provided herein within thirty (30) calendar days after receipt of the Offer Notice (the "Election Period"), which notice shall indicate the maximum number of Shares subject thereto which the Investor is willing to purchase in the event fewer than all Investors elect to purchase their Pro Rata Fractions. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, the Transferring Stockholder and a Majority Interest of the Investors shall determine the fair market

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value of such consideration, reasonably and in good faith; provided that, if the
Transferring Stockholder and such Investors are unable to agree on the fair market value of such consideration, then the fair market value of such consideration shall be the average of three appraisals conducted by three independent investment bankers, such that (i) the Transferring Stockholder shall select and pay the fees of the first investment banker, (ii) such Investors shall select and pay the fees of the second investment banker and (iii) the first two investment bankers selected shall select a third investment banker, the fees of which shall be paid equally by the Transferring Stockholder, on the one hand, and such Investors, on the other hand. The Investors may exercise their right to purchase under this Section 2.2 by payment of such fair market value in cash or cash equivalents. The Transferring Stockholder shall notify the Investors promptly following any lapse of the rights to purchase under this
Section 2.2 without acceptance thereof or any rejection of such rights.

     Upon the expiration of the Election Period, the number of Shares to be purchased by each Investor (and if applicable by the Company or its assignees) shall be determined as follows: (x) there shall first be allocated to each Investor a number of Shares equal to the lesser of (A) the number of Shares as to which such Investor accepted the Transaction Offer or (B) such Investor's Pro Rata Fraction, and (y) second, the balance, if any, not allocated under clause
(x) above, shall be allocated to those Investors who accepted the Transaction Offer as to a number of Shares which exceeded their respective Pro Rata Fractions, in each case on a pro rata basis in proportion to the amount of such excess. The closing for any purchase of Shares by the Investors under this
Section 2.2 shall take place within twenty-one (21) calendar days after the expiration of the Election Period at the place and on the date specified by a Majority Interest of the Investors (as to purchases by the Investors).

         (c) In the event that the Investors do not elect to exercise the rights to purchase under this Section 2.2 with respect to all of the Shares proposed to be sold, the Transferring Stockholder may sell any such unsold Shares to the Offeror on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 2.3. If the Transferring Stockholder's sale to an Offeror is not consummated in accordance with the terms of the Transaction Offer within the later of (i) ninety (90) calendar days after the expiration of the right of last refusal under this Section 2.2 and the Co-Sale Option set forth in
Section 2.3 below, if applicable, and (ii) the satisfaction of all governmental approval or filing requirements, the Transaction Offer shall be deemed to lapse, and any transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Investors and the Company are once again afforded the right of last refusal provided for herein with respect to such Transaction Offer.

     Section 2.3 Co-Sale Option of Investors. In the event that any Transferring Stockholder receives a Transaction Offer from an Offeror, and the right to purchase under Section 2.2 is not exercised by the Investors as to all Shares, such Transferring Stockholder may transfer any such unsold Shares only pursuant to and in accordance with the following provisions of this Section 2.3:

         (a) Each of the Investors shall have the right to participate in the Transaction Offer with respect to any Shares subject thereto which are not purchased pursuant to

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Section 2.2 by giving written notice (the "Acceptance Notice") to the
Transferring Stockholder on or before the last day of the Election Period (the "Co-Sale Option"). Each Acceptance Notice shall indicate the maximum number of Shares the Investor wishes to sell including the number of Shares it would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Offer Notice. Any Investor holding Preferred Stock shall be permitted to sell to the relevant Offeror in connection with any exercise of the Co-Sale Option, at its option, shares of Common Stock acquired upon conversion of such Preferred Stock, or an option to acquire such Common Stock when it receives the same upon such conversion at the election of such Investor with the same effect as if Common Stock were being conveyed.

         (b) Each Investor shall have the right to sell a portion of its Shares pursuant to the Transaction Offer which is equal to or less than the product obtained by multiplying (i) the total number of Shares subject to the Transaction Offer and available for sale to the Offeror by (ii) a fraction, the numerator of which is the total number of Shares owned by such Investor on the date of the Offer Notice on an as converted basis (including all shares of Common Stock issuable upon conversion of the Preferred Stock) and the denominator of which is the total number of Shares then held by all Investors and the Transferring Stockholder (including any of his Permitted Transferees) on the date of the Offer Notice, also on an as converted basis and including (without duplication) all shares of Common Stock issuable upon the conversion of the Preferred Stock. To the extent one or more Investors elect not to sell, or fail to exercise their rights to sell, the full amount of such Shares which they are entitled to sell pursuant to this Section 2.3, the right of Investors who have elected to sell Shares shall be increased proportionately based on their relative holdings and such other Investors shall have an additional five (5) business days from the date upon which they are notified of such election or failure to exercise in which to increase the number of Shares to be sold by them hereunder.

         (c) Within ten (10) calendar days after the date by which the Investors were first required to notify the Transferring Stockholder of their intent to participate, the Transferring Stockholder shall notify the Company, which in turn shall promptly notify each participating Investor of the number of Shares held by such Investor that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) calendar days after the date by which the Investors were required to notify the Transferring Stockholder of their intent to participate and (ii) the satisfaction of any governmental approval or filing requirements, if any.

         (d) Each participating Investor may effect its participation in any Transaction Offer hereunder by delivery to the Offeror, or to the Transferring Stockholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Shares it elects to sell therein. At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each relevant Investor that portion of the sale proceeds to which the relevant Investor is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities). No Shares may be purchased by the Offeror from the Transferring Stockholders or any of their Permitted Transferees unless the Offeror simultaneously purchases from the participating Investors all of the Shares that they have elected to sell pursuant to this Section 2.3.


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         (e) Any Shares held by a Transferring Stockholder which are the subject of the Transaction Offer that the Transferring Stockholder desires to sell following compliance with this Section 2.3 may be sold to the Offeror only during the period specified in Section 2.2(c) and only on terms no more favorable to the Transferring Stockholder than those contained in the Offer Notice. Promptly after such sale, the Transferring Stockholder shall notify the Company, which in turn shall promptly notify the Investors, of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by a Majority Interest of the Investors. So long as the Offeror is neither a party nor an Affiliate of or relative of a party, to this Agreement, such Offeror shall take the Shares so transferred free and clear of any further restrictions of this Article II. In the event that the Transaction Offer is not consummated within the period required by this Section 2.3 or the Offeror fails timely to remit to each participating Investor its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any transfers of Shares pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Stockholder once again complies with the provisions of Section 2.2 and this Section 2.3 hereof with respect to such Transaction Offer.

     Section 2.4 Contemporaneous Transfers. If two or more Stockholders (or their Permitted Transferees) propose concurrent transfers which are subject to this Article II, then the relevant provisions of Sections 2.2 and 2.3, as applicable, shall apply separately to each such proposed transfer.

     Section 2.5 Investor Transfer and Assignment. No Investor, without the consent of the Company, shall have the right to Transfer any of its Shares to any Person prior to the earlier to occur of (i) the second anniversary of the Closing Date or (ii) the closing of a Qualified Public Offering, except to an Affiliate of such Investor; provided that any such Transfer prior to a Qualified Public Offering shall involve at least Two Million (2,000,000) of the Shares initially purchased by such Investor pursuant to the Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event). Each Investor shall have the right to assign its rights to any transferee of its Shares pursuant to this Section 2.5, and any such transferee shall be deemed within the definition of an "Investor" for purposes of this
Article II and shall comply with the "market stand-off" obligations set forth in
Section 3 of the related Registration Rights Agreement of even date herewith. No Investor shall Transfer any of its shares of Redeemable Preferred Stock, except to the same transferee, and simultaneously with a permitted Transfer, of shares of Preferred Stock on a proportional basis relative to such Investor's initial holdings of Preferred Stock and Redeemable Preferred Stock.

     Section 2.6 Prohibited Transfers. If any transfer is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any transferee as one of its Stockholders for any purpose.


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                                  ARTICLE III

                               RIGHTS TO PURCHASE

     Notwithstanding anything herein to the contrary, the following provisions of this Article III shall terminate immediately prior to the closing of a Qualified Public Offering and shall not apply with respect to any Qualified Public Offering.

     Section 3.1 Right to Participate in Certain Sales of Additional Securities. The Company agrees that it will not sell or issue (i) any shares of capital stock of the Company, (ii) securities convertible into or exchangeable for capital stock of the Company or (iii) options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written offer to each Investor (collectively, the "Offerees"), identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Offeree the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Offerees do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. Each Offeree's "Pro Rata Allotment" of such securities shall be based on the ratio (as determined in accordance with Section 1.3 hereof) which the Shares then owned by it bears to all of the then issued and outstanding shares of Common Stock (including for this purpose any shares of Common Stock issuable upon conversion of the Preferred Stock) as of the date of such written offer. The Company's offer pursuant to this Section 3.1 shall remain open and irrevocable for a period of thirty (30) calendar days, and the recipients of such offer shall elect to purchase by giving written notice thereof to the Company within such 30-day period, including therein the maximum number of shares of capital stock or other securities of the Company which the Offeree would purchase if other Offerees do not elect to purchase, with the rights of electing Offerees to purchase such additional shares to be based upon the relative holdings of Shares of the electing Offerees in the case of over-subscription. Any securities so offered which are not purchased pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the initial offer, at any time within 120 calendar days following the termination of the above-referenced 30-day period but may not be sold to any other person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 120-day period without renewed compliance with this Section 3.1.

     Notwithstanding the foregoing, the right to purchase granted under this
Article III shall be inapplicable with respect to any (i) of the Excluded Shares (as defined in the Company's Amended and Restated Articles of Incorporation),
(ii) any shares of Common Stock underlying the option previously granted to Michael Christian (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event), (iii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Common Stock, (iv) shares issued as consideration for any acquisition approved by the Board of Directors, or (v) shares of Common Stock issued upon conversion of the Preferred Stock.


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     Section 3.2 Assignment of Rights. Subject to Section 2.5, the rights of the
Offerees set forth in this Article III are transferable to any transferee of Shares by Investors.

                                   ARTICLE IV

                              ELECTION OF DIRECTORS

     Section 4.1 Preferred Stock Designees. The parties acknowledge that the terms of the Preferred Stock provide the holders thereof with certain rights to elect two members of the Board of Directors, who shall initially be Benjamin H. Ball and Walter G. Kortschak.

     Section 4.2 Board Composition. Each Investor and each Stockholder (including, for purposes of this Section 4.2, each Permitted Transferee) agrees to vote all of its shares of the capital stock of the Company having voting power (and any other shares over which it exercises voting control), to the extent it holds such shares of capital stock at the relevant time, in favor of:

         (a) the Board of Directors consisting of not less than five (5) nor greater than nine (9) members in the aggregate; and

         (b) subject to the termination of the right of the holders of Preferred Stock to elect directors as set forth in the last sentence of Section A.2.(a) of
Article III of the Company's Amended and Restated Articles of Incorporation, one
(1) individual nominated by TA Associates, Inc. on behalf of the Investors and one (1) individual nominated by Summit Partners, L.P. on behalf of the Investors; provided, however, that the right of each of TA Associates, Inc. and Summit Partners, L.P. to nominate one (1) individual for election to the Board of Directors shall terminate if either entity (together with its Affiliates) holds of record less than Two Million (2,000,000) shares of Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Preferred Stock).

     Section 4.3 Removal; Vacancies. Each Investor and each Stockholder agrees to vote all of his shares of the capital stock of the Company, having voting power (and any other shares over which he exercises voting control), to the extent it holds such voting stock at the relevant time, for the removal of any director upon the request of the Persons then entitled to nominate such director and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions hereof. Each Investor and each Stockholder further agrees to vote all of his shares of the capital stock of the Company having voting power (and any other shares over which he or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of this Article IV.

     Section 4.4 Committees of the Board. Prior to the closing of a public offering of shares of Common Stock or other equity securities of the Company, the Company, the Investors and the Stockholders agree to cause the Board of Directors to establish a Compensation Committee (which shall be charged with the exclusive authority over all compensation matters with respect to the Company's executive officers) and an Audit Committee (which shall be


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charged with reviewing the Company's financial statements and accounting practices). The Compensation and Audit Committees shall act by majority resolution of their members.

     Section 4.5 Assignment. Each Investor and Stockholder agrees, as a condition to any transfer of its Shares, to cause the transferee to agree to the provisions of this Article IV, whereupon such transferee shall be subject to the provisions hereof to the same extent as the Investors and the Stockholders, as applicable, in connection with its ownership of the Shares transferred for purposes of this Article IV.

     Section 4.6 Term. This Article IV shall remain in effect until the earlier of (a) closing of a Qualified Public Offering or (b) the date which is 10 years after the date hereof.

                                   ARTICLE V

                                     VOTING

     Section 5.1 Voting. Each Investor agrees to vote its Shares in favor of a Qualified Transaction (as defined below) upon receipt of a written request by a majority of the outstanding Shares held by the Stockholders, and to take all reasonably necessary action to effect such Qualified Transaction. Such Stockholders shall have the right to compel such Investor to Transfer, and such Investor hereby agrees to Transfer all of its Shares owned, directly or indirectly, by such Investor, to effect such Qualified Transaction.

     Section 5.2 Qualified Transaction. A "Qualified Transaction" shall mean any transaction pursuant to which the holders of Preferred Stock and Redeemable Preferred Stock would receive in exchange for all shares of Preferred Stock (including shares of Common Stock resulting from the conversion of Preferred Stock) and Redeemable Preferred Stock then held by them an aggregate amount equal to not less than $90 million with respect to such transaction that occurs before the first anniversary of the date of this Agreement set forth above, or thereafter, an aggregate amount equal to not less than $120 million; provided, however, that in each case such aggregate amount thresholds shall be reduced by any amounts previously paid by the Company pursuant to a redemption of any Preferred Stock or Redeemable Preferred Stock.

     Section 5.3 Assignment. Each Investor agrees, as a condition to any transfer of its Shares, to cause the transferee to agree to the provisions of this Article V, whereupon such transferee shall be subject to the provisions hereof to the same extent as the Investors in connection with its ownership of the Shares transferred for purposes of this Article V.

     Section 5.4 Term. This Article V shall remain in effect until the earlier of (a) closing of a Qualified Public Offering or (b) the date which is 10 years after the date hereof.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Section 6.1 Survival of Covenants. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or

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other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation.
This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

     Section 6.2 Legend on Securities. The Company, the Investors and the Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by any of the Stockholders or their Permitted Transferees:

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 18, 1999, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     Section 6.3 Amendment and Waiver. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement only may be amended with the prior written consent of (a) the Company, (b) if the amendment relates to Article II or IV, the Founding Stockholders and (c) a Majority Interest of the Investors. Any consent given by such Founding Stockholders or a Majority Interest of the Investors as provided in the preceding sentence shall be binding on all Stockholders and Permitted Transferees and all Investors, respectively, and no Stockholders, Permitted Transferee or Investor shall have any cause of action against any other Person for any action taken by such Person in reliance upon such consent. All actions by the Company hereunder shall be taken by or upon the direction of a majority of the members of the Board of Directors of the Company.

     Section 6.4 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

         If to the Company:

         WebSideStory, Inc.
         6450 Lusk Boulevard, Suite E-205
         San Diego, CA  92121
         Facsimile:  (619) 546-0480
         Attn: President and Chief Executive Officer

         If to the Investors:

         TA Associates, Inc.
         70 Willow Road, Suite 100
         Menlo Park, California 94025
         Facsimile:  (650) 326-4933
         Attn:  Mr. Benjamin H. Ball

         Summit Partners, L.P.
         499 Hamilton Avenue, Suite 200
         Palo Alto, CA  94301
         Facsimile:  (650) 321-1188
         Attn:  Mr. Walter G. Kortschak

     Section 6.5 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 6.6 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     Section 6.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized transferee as one of its Stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     Section 6.8 Entire Agreement. This Agreement, together with the Purchase Agreement and any other agreements specifically contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Purchase Agreement and other agreements specifically contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     Section 6.9 Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

     Section 6.10 Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of law).

     Section 6.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. The rights of the Investors hereunder shall be assignable to Transferees of their Shares as contemplated herein. This Agreement may not be assigned by any Stockholders, except as provided herein, without the prior written consent of a Majority Interest of the Investors and, without such prior written consent, any attempted assignment shall be null and void.

     Section 6.12 Dispute Resolution. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously by one arbitrator in accordance with the J.A.M.S./Endispute Streamlined Arbitration Rules and Procedures (the "J.A.M.S. Rules"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be San Diego, California.

     Such proceedings shall be administered by the arbitrator in accordance with the J.A.M.S. Rules as he/she deems appropriate, however, such proceedings shall be conducted in accordance with the following agreed upon procedures:

         (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure (documents not so exchanged will be excluded from the evidence considered at the hearing absent a showing of good cause)

         (b) no other discovery

         (c) hearings before the arbitrator which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

         (d) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.12 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     Each of the parties hereto (a) hereby irrevocably submits to the personal jurisdiction of any court of competent jurisdiction in the United States for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

     Section 6.13 Term. This Agreement shall remain in effect until the closing of a Qualified Public Offering, provided that Article IV shall terminate in any event on the tenth anniversary of this Agreement if not earlier terminated.









                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.


                             THE COMPANY:

                             WEBSIDESTORY, INC.



                             By: /s/ Blaise Barrelet
                                ____________________________________
                                    Name:  Blaise Barrelet
                                    Title: President and Chief Executive Officer


                             FOUNDING STOCKHOLDERS:


                              /s/ Blaise Barrelet
                             -----------------------------------------
                             BLAISE BARRELET


                              /s/ Agnes Barrelet
                             -----------------------------------------
                             AGNES BARRELET


                              /s/ Michael Christian
                             -----------------------------------------
                             MICHAEL CHRISTIAN

                               INVESTORS:

                               SUMMIT VENTURES V, L.P.
                               By:  Summit Partners V, L.P., its General Partner
                               By:  Summit Partners, LLC, its General Partner


                                   /s/ Walter G. Kortschak
                               ----------------------------------
                               Walter G. Kortschak
                               Member


                               SUMMIT V COMPANION FUND, L.P.
                               By:  Summit Partners V, L.P., its General Partner
                               By:  Summit Partners, LLC, its General Partner


                                   /s/ Walter G. Kortschak
                               ----------------------------------
                               Walter G. Kortschak
                               Member


                               SUMMIT V ADVISORS FUND, L.P.
                               By:  Summit Partners, LLC, its General Partner


                                   /s/ Walter G. Kortschak
                               ----------------------------------
                               Walter G. Kortschak
                               Member



                               SUMMIT V ADVISORS FUND (QP), L.P.
                               By:  Summit Partners, LLC, its General Partner


                                   /s/ Walter G. Kortschak
                               ----------------------------------
                               Walter G. Kortschak
                               Member

                               SUMMIT INVESTORS III, L.P.


                                   /s/ Walter G. Kortschak
                               ----------------------------------
                               Walter G. Kortschak
                               General Partner


                               TA/ADVENT VIII L.P.
                               By:  TA Associates VIII LLC, its General Partner
                               By:  TA Associates, Inc., its Manager


                                   /s/ Jeffrey T. Chambers
                               ----------------------------------
                               Jeffrey T. Chambers
                               Managing Director


                               ADVENT ATLANTIC AND PACIFIC III L.P.
                               By:  TA Associates AAP III Partners,
                                    its General Partner
                               By:  TA Associates, Inc., its General Partner


                                   /s/ Jeffrey T. Chambers
                               ----------------------------------
                               Jeffrey T. Chambers
                               Managing Director


                               TA INVESTORS LLC
                               By:  TA Associates Inc., its Manager


                                   /s/ Jeffrey T. Chambers
                               ----------------------------------
                               Jeffrey T. Chambers
                               Managing Director

                               TA EXECUTIVES FUND LLC
                               By:  TA Associates, Inc., its Manager


                                /s/ Jeffrey T. Chambers
                               ----------------------------------
                               Jeffrey T. Chambers
                               Managing Director












                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                    EXHIBIT A

                            Form of Joinder Agreement


     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the "Agreement") dated as of June 18, 1999 by and among Web Side Story, Inc. (the "Company") and the parties named therein and, for all purposes of the Agreement, the undersigned shall be included within the term "Stockholders" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:

________________________________________________________________________________

Facsimile No. ____________________.



                                                     __________________________
                                                     [NAME OF UNDERSIGNED]